EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-114084) of Yak Communications Inc. of our report dated September 1, 2006, except for Note 17 which is as of September 20, 2006, with respect to the consolidated financial statements of Yak Communications Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2006.

Toronto, Canada	/s/ Ernst & Young LLP
September 20, 2006.	Chartered Accountants